                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                                  Jurisdiction of Incorporation
Name                                                                     or Organization
----                                                              -----------------------------

Advanced Energy Japan K.K. (1)                                                Japan

Advanced Energy Industries GmbH                                              Germany

Advanced Energy Industries U.K. Limited                                  United Kingdom

Advanced Energy Industries, FSC Inc.                                     Virgin Islands

Tower Electronics, Inc.                                                     Minnesota

Advanced Energy Industries Korea, Inc.                                     South Korea

Advanced Energy Voorhees, Inc.                                             New Jersey

LITMAS                                                                     California

Advanced Energy Taiwan, Ltd.                                                 Taiwan

Noah Holdings, Inc.                                                        California

Noah Precision, Inc.                                                       California

Sekidenko, Inc.                                                            Washington

Engineering Measurements Company                                            Colorado

AEI US Subsidiary, Inc.                                                     Delaware

Advanced Energy California, Inc.                                           California

Advanced Energy Nevada, LLC                                                  Nevada

Advanced Energy Voorhees Nevada, LLC                                         Nevada

Advanced Energy Industries Texas, L.P.                                        Texas

AEI International Holdings CV                                              Netherlands

Advanced Energy Industries (ShenZhen) Co., Ltd.                               China


(1)   Subsidiaries of Advanced Energy Japan K.K. include:
      Aera Japan Limited (2)                                                  Japan

(2)   Subsidiaries of Aera Japan Limited include:

       Aera Corporation                                                       Texas

       Aera U.K. Ltd.                                                    United Kingdom

       Aera GmbH                                                             Germany

       Aera Korea Ltd.                                                     South Korea